SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



        Date of Report (Date of earliest event reported): August 20, 2001


                                   TCPI, INC.
             (Exact name of registrant as specified in its charter)



        Florida                         0-25406                 65-0308922
    --------------                    -----------             ----------------
(State or other jurisdition    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)



        3333 S.W. 15th Street
        Pompano Beach, Florida                             33069
        -----------------------                            -----
   (Address of principal executive offices)              (Zip code)


        Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.           Other Events

TCPI, INC. REPORTS ON COMPLETION OF ADJOURNED STOCKHOLDERS MEETING

As previously reported, the scheduled stockholders meeting held on April 30, 2001 was adjourned to August 20, 2001 to allow for further solicitation of proxies with respect to proposals #2 and #3 of the Proxy Statement.

Proposal #2 is for adoption of proposed Amended and Restated Articles of Incorporation in order to increase the total number of all classes of the Company's capital stock to 275,000,000 shares from 125,000,000; 250,000,000 shares shall have a par value of $.001 and shall be designated Common Stock and 25,000,000 shares shall have a par value of $.001 and shall be designated Preferred Stock. Proposal #3 is for adoption of proposed Amended and Restated Articles of Incorporation to reduce from 60% of the issued and outstanding shares to a majority of the votes cast as the amount of shares required to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation

At the August 20, 2001 resumption of the stockholders meeting, both Proposals did not receive the required vote for adoption. The vote on Proposal #2 was 26,181,226 for adoption, 5,542,049 against and 49,908 abstained. The vote on proposal #3 was 25,357,913 for adoption, 6,076,358 against and 342,451 abstained.

As previously reported, on July 3, 2001, the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Southern District of Florida, Ft. Lauderdale Division.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: August 20, 2001              TCPI, INC.



                        By:  /s/ Walter V. Usinowicz, Jr.
                             -------------------------------------------------
                             Walter V. Usinowicz, Jr.
                             Vice President of Finance and
                             Chief Financial Officer (Chief Accounting Officer)